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                                      HOPPER AND KANOUFF, P.C.
                                   1610 Wynkoop Street, Suite 200
                                     Denver, Colorado 80202-1196





                                           October 9, 1995


          Pease Oil and Gas Company
          751 Horizon Court, Suite 203
          Grand Junction, Colorado 81506

          Gentlemen:

               You have requested our opinion as to the legality of 3,100,635 shares of the $0.10 par value common stock of Pease Oil and Gas Company ("Company") 90,000 shares of the Series A Cumulative Convertible Preferred Stock ("Preferred
          Stock"), and Warrants ("Warrants") to purchase 241,875 shares of Common Stock
          (the Common Stock, Preferred Stock and Warrants collectively referred to herein as the "Securities") to be registered pursuant to a Registration Statement on
          Form SB-2 (Registration No. 33-94536) that has been filed by the Company with the United States Securities and Exchange Commission.

               We have reviewed the Articles of Incorporation, as amended, of the Company, the Bylaws of the Company, the minutes of the Board of Directors and of the shareholders of the Company, and such other documents that we considered necessary in order to render this opinion. As a result of our review, we are of the opinion that the Securities of the Company covered by the Registration
          Statement on From SB-2 have been legally authorized by the Board of Directors of the Company and that the Shares of Common Stock and Preferred Stock and the
          Warrants, when sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.





               This opinion is based upon the assumption that the Regis-tration Statement on Form SB-2 becomes effective under the Securities Act of 1933, as amended, prior to any public sale of the Securities covered by such Registration
          Statement, and that there will be compliance with all applicable securities laws in those states where the Securities may be offered or sold.

                                             Sincerely yours,

                                             HOPPER AND KANOUFF, P.C.


                                             By: /s/ Alan W. Peryam
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                                                Alan W. Peryam, Director